EXHIBIT 99.2

RECOVERY ENERGY, INC.

UNADUITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements and related notes give effect to the acquisitions by Recovery Energy, Inc. (“Recovery” or the “Company”) of the State Line Field oil and gas properties (“State Line Field Acquisition Properties”) from Edward Mike Davis, L.L.C. (“Davis” or the “Seller”) for the period ended March 31, 2010.

The unaudited pro forma condensed combined statement of operations is based on the individual statement of operations of Recovery and the statement of revenues and direct operating expenses the State Line Field Acquisition Properties, and combines the results of operations of Recovery and the State Line Field Acquisition Properties for the three months ended March 31, 2010 as if the acquisition occurred on January 1, 2010. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of Recovery adjusted for the State Line Field Acquisition Properties transaction, and has been presented to show the effect as if the acquisition occurred as of March 31, 2010.

In March 2010, the Company completed another oil and gas property acqusition (the Albin Field). The pro forma information for the State Line Field Acquisition Properties included in this Form 8-K includes the financial statement effects of the Albin Field acquisition.

Pro forma data is based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed combined financial statements. As adjustments are based on currently available information, actual adjustments may differ from the pro forma adjustments; therefore, the pro forma data is not necessarily indicative of the financial results that would have been attained had the State Line Field Acquisition Properties transactions occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes thereto, Recovery’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, and the Statement of Revenues and Direct Operating Expenses included herein.

RECOVERY ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010

	RECOVERY HISTORICAL	PREVIOUS ACQUISITION	STATE LINE FIELD ACQUISITION PROPERTIES	PRO FORMA ADJUSTMENT (SEE NOTE 2)		PRO FORMA COMBINED
REVENUES
Sales of oil and gas	$622,595	$740,501	$2,442,915	$—		$3,806,011
Operating fees	1,125	—	—	—		1,125
Price risk management activities	(133,369)	—	—	—		(133,369)
	490,351	740,501	2,442,915	—		3,673,767
EXPENSES
Production costs	121,877	104,605	166,408	—		392,890
Production taxes	35,488	42,209	342,008	—		419,705
Depreciation, depletion, and amortization	231,917	232,387	—	2,318,733	(a,b )	2,783,038
Impairment of equipment	—	—	—	—
General and administrative	2,343,321	(701,290)	—	317,370	(c )	1,959,401
Fair value of common stock and warrants issued in attempted property acquisitions	—	—	—	—		—
Reorganization and merger costs	—	—	—	—		—
	2,732,603	(322,089)	508,416	2,636,103		5,555,034

Income (loss) from operations	(2,242,252)	1,062,590	1,934,499	(2,636,103)		(1,881,267)

Unrealized gain on lock-up	15,209	—	—	—		15,209
Interest income (expense)	(593,672)	(225,000)	—	(1,627,168	)(d,e)	(2,445,840)

Net income (loss)	$(2,820,715)	$837,590	$1,934,499	$(4,263,271)		$(4,311,898)

Basic net income (loss) per share	$(0.24)					$(0.29)
Diluted net income (loss)per share	$(0.24)					$(0.29)

Weighted average number of shares of common stock outstanding (basic and diluted)	11,711,037	550,000	-	2,500,000	(f )	14,761,037

RECOVERY ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2010

	RECOVERY HISTORICAL	STATE LINE FIELD PRO FORMA ADJUSTMENTS (SEE NOTE 3)		PRO FORMA COMBINED
ASSETS
Current assets	$3,205,034	$—		$3,205,034
Oil and gas properties, net, full cost method	9,793,280	16,600,243	(d)	26,393,523
Other assets	611,167	2,780,774	(b)	3,391,941

TOTAL ASSETS	$13,609,481	$19,381,017		$32,990,498

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$658,310	$52,147	(d)	$710,457
Short-term debt	10,321,250	15,000,000	(a)	25,321,250
Abandonment obligation	252,925	149,151	(d)	402,076
Deferred taxes	—	—		—
Shareholders’ equity	2,376,996	4,179,719	(b,c)	6,556,715

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$13,609,481	$19,381,017		$32,990,498

RECOVERY ENERGY, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

1.         Basis of Presentation:

In April, 2010, the Company acquired the State Line Field Acquisition Properties from Davis for approximately $15,000,000 and 2,500,000 shares of the Company’s common stock.

The unaudited pro forma statement of operations for the three months ended March 31, 2010 is based on the unaudited financial statements of Recovery for the three months ended March 31, 2010 and the audited statement of revenues and direct operating expenses for the State Line Field Acquisition Properties for the three months ended March 31, 2010.

The Previous Acquisition included in the pro forma statement of operations represent the Albin Field properties acquired by the Company on March 19, 2010.

The pro forma adjustments and assumptions are described below.

2.         Adjustments to Pro Forma Statement of Operations:

The unaudited pro forma statement of operations gives effect to the following pro forma adjustments necessary to reflect the acquisition and additional debt and equity outlined in Note 3 below:

a.
Record incremental pro forma depreciation, depletion, and amortization expense of $2,315,750 recorded in accordance with the full cost method of accounting for oil and gas activities based on the purchase price allocation to depreciable and depletable assets.

b.	Record pro forma accretion expense of $2,983 on the asset retirement obligation on the State Line Field Acquisition Properties in accordance with ASC 410.20.

c.	Record expense associated with the overriding royalty interest of $317,370 awarded to two members of management.

d.
Record interest expense for the debt of approximately $15.0 million incurred in conjunction with the purchase of the State Line Field Acquisition Properties at a weighted average balance outstanding of $14.5 million and a rate of 15% per annum based on the terms of the debt agreement. A one tenth of one percent change in interest rate would have an approximately $14,500 annual impact on the interest expense.

e.	Record amortization expense of $1,083,418 for the deferred financing costs associated with the new debt agreement.

f.	Represents the weighted average shares outstanding on the 2,500,000 shares issued as part of the acquisition price assuming they were issued on January 1, 2010.

3.           Adjustments to Pro Forma Balance Sheet:

The unaudited pro forma balance sheet has been prepared to show the effect as if the acquisition of State Line Field Acquisition Properties by Recovery had occurred as of March 31, 2010. The pro forma balance sheet reflects the following adjustments related to State Line Field Acquisition Properties activity as if the acquisition had occurred on March 31, 2010:

a.	Record the financing of the acquisition funded by borrowings from a new debt agreement.

b.	Record the deferred financing costs which were paid in the form of common stock and will be amortized over the life of the loan as a component of interest expense.

c.	Record the non-cash compensation expense associated with the overriding royalty interest of $317,370 awarded to two members of management.

d.
Record the preliminary pro forma allocation of the purchase price of the State Line Field Acquisition Properties using the purchase method of accounting. The following is a calculation and allocation of the purchase price to the acquired assets and liabilities based on their fair values.

Purchase Price:
Cash payment funded by borrowing from new debt agreement and stock	$16,875,000

Less: Value attributable to override royalty interest paid to placement agent	(158,685)	(i)
Value attributable to override royalty interest awarded to management	(317,370)	(ii)

Net purchase price attributable to allocation	16,398,945

Preliminary allocation of purchase price:
Oil and gas properties	$16,600,243

Total assets acquired	16,600,243

Asset retirement obligation	$149,151
Accounts Payable	52,147

Total liabilities acquired	201,298

Net assets acquired	$16,398,945

(i)	Represents value of override royalty interest awarded to placement agent and recorded as deferred financing costs.

(ii)	Represents value of override royalty interest awarded to two members of management and recorded as compensation expense.